Exhibit 23.1

                         Consent of Independent Accountants


          We consent to the incorporation by reference in this Registration Statement of BBN Corporation on Form S-8 relating to the BBN Corporation 1986 and 1996 Stock Incentive Plans of our report dated August 8, 1995, on our audits of the consolidated financial statements of BBN Corporation as of June 30, 1995 and 1994, and for the years ended June 30, 1995, 1994, and 1993, which is included in the Annual Report on Form 10-K of BBN Corporation for the year ended June 30, 1995.

                                               /s/Coopers & Lybrand L.L.P.

                                               Coopers & Lybrand L.L.P.

           Boston, Massachusetts
           May 15, 1996